Press release

RBC Bearings Incorporated Completes the Acquisition of Precision Industrial Components LLC

Oxford, CT - June 9, 2008 - RBC Bearings Incorporated (NASDAQ: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced that it has acquired the assets of Precision Industrial Components LLC (“PIC Design”) for approximately $6.6 million in cash and the assumption of certain liabilities.

PIC Design, located in Middlebury, Connecticut, is a manufacturer and supplier of tight-tolerance, precision mechanical components for use in the motion control industry. PIC Design has over 20,000 active customers and generated revenues of approximately $10.0 million for the year ended December 31, 2007.

Dr. Michael J. Hartnett, Chairman and Chief Executive Officer, commented, “We are very pleased to close our first acquisition of fiscal 2009. The addition of PIC brings us a very unique franchise offering a wide array of products to the general industrial marketplace. As the pioneer and leader in the field of precision industrial component manufacturing and design, PIC provides us with additional technology, expertise, and complementary products that will help strengthen the value we deliver to our customers. This acquisition is in line with our stated strategy and goal of continually expanding our base, adding value to our clients, and increasing our value to the marketplace."

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 2,146 people and operates 22 manufacturing facilities in four countries.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to our ability to integrate acquired companies or assets, general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

FD Ashton Partners
Michael Cummings
800-281-1163
investors@rbcbearings.com